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                                                                   EXHIBIT 10.15

                            OPEN-END PROMISSORY NOTE

$500,000.00                                                  Tempe, Arizona
                                                             January 16, 1996


         FOR VALUE RECEIVED, NEW WEST EYEWORKS, INC., an Arizona corporation and ALEXIS HOLDING COMPANY, INC., an Arizona corporation (hereinafter referred to as "Makers"), jointly and severally promise to pay to the order of MESIROW CAPITAL PARTNERS VI ("Lender"), 350 N. Clark Street, Chicago, IL 60610, Attn: William P. Sutter, Jr., or at such other place as the Lender may designate in writing, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), or so much thereof as may be advanced by Lender and remain unpaid, with interest on the unpaid balance at the rate of fifteen percent (15%) per annum.

         The principal and any accrued unpaid interest shall be due and payable on April 30, 1996. Makers may prepay this Note, in full or in part, at any time without penalty. This Note is secured by a deed of trust ("Deed of Trust") on certain real property owned by Alexis Holding Company, Inc. ("Real Property") as described in the Deed of Trust.

         It is agreed that time is of the essence in the performance of all obligations hereunder, and under the Deed of Trust. It shall be an Event of Default hereunder if the undersigned shall: (i) fail to make any payment hereunder when due; (ii) fail to pay all taxes, assessments other fees and dues which may be or become a lien upon the Real Property when the same become due and before any delinquency occurs or any penalty is assessed thereon; (iii) fail to keep the Real Property in good condition; and (iv) fail to perform any of the other terms, covenants or conditions of this Note or of the Deed of Trust.

         Upon the occurrence of an Event of Default as set forth above, then the outstanding principal balance hereof, and all accrued interest thereon, shall at once become due and payable at the option of Lender without further notice or demand, and Lender shall have such remedies as are available to it at law or in equity. The entire unpaid principal sum shall bear interest, from the date of occurrence of such Event of Default and after judgment and until collection, at a rate of fifteen percent (15%) per annum.

         Makers hereby waives diligence, presentment, demand, protest and notice of every kind whatsoever; and hereby consents to an unlimited number of extensions or modifications of the time of any payment hereunder before or after maturity at Lender's sole discretion without notice to Makers, and that the obligations evidenced hereby shall not be discharged by reason of any such extensions and/or modifications. The failure of Lender to exercise any of its rights hereunder shall not constitute a waiver of the same or of any other right in that or any subsequent instance.

         This Note shall be governed and construed in accordance with the laws of the State of Arizona. The provisions hereof shall inure to the benefit of, and shall be binding upon, Makers, Lender and their respective, successors and permitted assigns. Makers expressly acknowledge that they are jointly and severally liable for payment of the principal, and any accrued interest, due under this Note.

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         IN WITNESS WHEREOF, Makers have executed and delivered this Note on the date first set forth above.

                     NEW WEST EYEWORKS, INC., an Arizona Corporation

                     By: /s/ Byron S. Krantz
                        --------------------------------------------------
                             Byron S. Krantz, Secretary

                     ALEXIS HOLDING COMPANY, INC., an Arizona Corporation


                     By: /s/ Bryon S. Krantz
                        --------------------------------------------------
                             Byron S. Krantz, Secretary


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